EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Corautus Genetics Inc. 2002 Stock Plan and the Employee Stock Purchase Plan and to the incorporation by reference therein of our report dated February 28, 2003, with respect to the consolidated financial statements of Corautus Genetics Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

San Diego, California	/s/ Ernst & Young LLP
August 25, 2003